Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	John C. Merriwether
Vice President of Financial Relations
Health Management Associates, Inc.
(239) 598-3131

HEALTH MANAGEMENT ANNOUNCES 1st QUARTER 2012 RESULTS

Diluted earnings per share, excluding interest rate swap accounting and mark-to-market adjustments, increases 9.1% to $0.24

Overall diluted earnings per share are $0.15

NAPLES, FLORIDA (April 23, 2012) Health Management Associates, Inc. (NYSE: HMA) today announced its consolidated financial results for the first quarter ended March 31, 2012.

Key metrics from continuing operations for the first quarter (all percentage changes compare the first quarter of 2012 to the first quarter of 2011) include:

•

As shown in the tables accompanying this press release, excluding the impact of approximately $36.7 million, or $0.09 per diluted share, for interest rate swap accounting as well as a significant mark-to-market adjustment on the swap due to interest rate conditions, diluted earnings per share from continuing operations increased 9.1% to $0.24 as compared to $0.22 per diluted share for the same quarter a year ago. Reported diluted earnings per share are $0.15 for the first quarter ended March 31, 2012 ;

•	Net revenue increased 18.4% to $1.485 billion;

•	Adjusted EBITDA increased 12.7% to $239.5 million;

•	Admissions increased 5.9% while adjusted admissions increased 11.8%;

•	Same hospital net revenue increased 5.7% to $1.326 billion;

•	Same hospital net revenue per adjusted admission increased 5.9%;

•

Same hospital Adjusted EBITDA increased 6.6% to $264.0 million, resulting in a 20 basis point improvement in margin to 19.9%. Excluding approximately $4.6 million of Medicare and Medicaid Healthcare Information Technology (“HCIT”) incentive payments for 2012, same hospital Adjusted EBITDA increased 4.7% to $259.4 million; and

•	Same hospital surgeries increased 3.8%.

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Health Management Associates, Inc. / Page 2

The tables accompanying this press release include reconciliations of consolidated net income to all presentations of Adjusted EBITDA (which is not a GAAP measure) contained in this press release. Those tables also reconcile earnings per share on a GAAP basis to those amounts presented in this press release and contain disclaimers and other important information regarding how Health Management defines and uses Adjusted EBITDA.

For continuing operations at hospitals operated by Health Management for one year or more, referred to as same hospital operations, net revenue in the first quarter increased $71.2 million or 5.7%, to $1.326 billion compared to the same quarter in the prior year. Adjusted EBITDA from same hospital operations grew 6.6% to $264.0 million, representing 19.9% of net revenue, as compared to $247.7 million and 19.7%, respectively, for the same quarter a year ago. Same hospital Adjusted EBITDA includes $4.6 million of Medicare and Medicaid HCIT incentive payments, offsetting government program payment reductions. Declines in both uninsured admissions and flu-related volume contributed to a 4.2% and 0.2% decline in first quarter same hospital admissions and adjusted admissions, respectively. Had uninsured and flu-related volumes been the same as last year, first quarter same hospital admissions would have declined 1.6% and same hospital adjusted admissions would have increased 2.4%.

“Health Management had another great quarter and a great start to 2012, with revenue up 18.4% year over year,” said Gary D. Newsome, Health Management’s President and Chief Executive Officer. “Our operating strategy continued to generate strong results in the first quarter as we managed our resources relative to the volume and acuity of our patients. We believe that there are further improvement opportunities in our hospitals as we continue to affect change in our processes and systems in emergency room operations, physician recruitment and market service development. In addition, our partnership development pipeline continues to be extremely active.”

Health Management’s provision for doubtful accounts, or bad debt expense, was $201.3 million, or 11.9% of net revenue before the provision for doubtful accounts, for the first quarter compared to $172.1 million, or 12.1% of net revenue before the provision of doubtful accounts, for the same quarter a year ago.

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Health Management Associates, Inc. / Page 3

Uninsured self-pay patient discounts for the first quarter were $299.7 million, compared to $225.7 million for the same quarter a year ago. Charity/indigent care write-offs were $22.7 million for the first quarter, compared to $21.4 million for the same quarter a year ago.

The sum of uninsured discounts, charity/indigent write-offs and bad debt expense, as a percent of the sum of net revenue before the provision for doubtful accounts, uninsured discounts and charity/indigent write-offs (which Health Management refers to as its Uncompensated Patient Care Percentage) was 26.1% for the first quarter, compared to 25.0% for the first quarter a year ago, and 25.4% for the quarter ended December 31, 2011. Health Management believes that its Uncompensated Patient Care Percentage provides key information regarding the aggregate level of patient care for which it does not receive payment.

Cash flow from continuing operating activities for the first quarter was $62.1 million, after cash interest and cash tax payments aggregating $52.8 million. Our cash flows in the first quarter do not reflect the benefit of our Tennova acquisition as we had not received our Medicare tie-in notices as of March 31, 2012. Health Management received the tie-in notices in early April 2012, and we expect to bill and collect the backlog of Tennova Health accounts receivable by the end of the second quarter. Health Management’s total leverage ratio was 4.1 and interest coverage ratio was 4.0 at March 31, 2012, well within its debt requirements.

Health Management hospitals recognized approximately $4.6 million of Medicare and Medicaid HCIT incentive payments in the first quarter ended March 31, 2012. As previously announced, Health Management expects to recognize approximately $90 to $120 million of Medicare and Medicaid HCIT incentive payments during the year ending December 31, 2012. The bulk of these payments are expected to be recorded in the third and fourth quarters of 2012.

Health Management is also affirming its diluted EPS from continuing operations objective range for the year ending December 31, 2012 to be between $0.80 and $0.90. This diluted EPS range for 2012 does not include approximately $96 million, or $0.24 per diluted share, of impact expected from interest rate swap accounting and mark-to-market adjustments nor does it include approximately $90 to $120 million of anticipated Medicare and Medicaid HCIT incentive payments.

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Health Management Associates, Inc. / Page 4

As previously announced on April 2, 2012, subsidiaries of Health Management completed a joint venture transaction with respect to five INTEGRIS Health Oklahoma hospitals. Under the joint venture, which was effective April 1, 2012, Health Management now owns an 80% controlling interest in the five hospitals and manages their day-to-day operations. The INTEGRIS Health hospital partners include: 53-bed Integris Blackwell Regional Hospital, located in Blackwell; 64-bed Integris Clinton Regional Hospital, located in Clinton; 25-bed Integris Marshall County Medical Center, located in Madill; 52-bed Integris Mayes County Medical Center, located in Pryor; and 32-bed Integris Seminole Medical Center, located in Seminole. Combined, these five hospitals have an aggregate of 226 licensed beds and generated approximately $95 million of net revenue, before the provision for doubtful accounts, over the last twelve months.

Health Management’s executive team will hold a conference call and webcast to discuss the contents of this press release and Health Management’s consolidated financial results for the three months ended March 31, 2012 on Tuesday, April 24, 2012 at 11:00 a.m. EDT. Investors are invited to access the webcast via Health Management’s website at www.HMA.com or via www.streetevents.com. Alternatively, investors may join the conference call by dialing 877-476-3476.

Health Management will archive a copy of the audio webcast of the conference call, along with any related information that Health Management may be required to provide pursuant to Securities and Exchange Commission rules, on its website under the heading “Investor Relations” for a period of 60 days following the conference call.

Health Management enables America’s best local health care by providing the people, processes, capital and expertise necessary for its hospital and physician partners to fulfill their local missions of delivering superior health care services. Health Management, through its subsidiaries operates 71 hospitals, with approximately 10,600 licensed beds, in non-urban communities located throughout the United States.

All references to “Health Management,” “HMA” or the “Company” used in this release refer to Health Management Associates, Inc. and its affiliates.

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Health Management Associates, Inc. / Page 5

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “intends,” “plans,” “may,” “continues,” “should,” “could” and other similar words. All statements addressing operating performance, events or developments that Health Management Associates, Inc. expects or anticipates will occur in the future, including but not limited to incurrence of indebtedness, projections of revenue, income or loss, capital expenditures, earnings per share, debt structure, bad debt expense, capital structure, repayment of indebtedness, the amount and timing of funds under the meaningful use measurement standard of various Healthcare Information Technology (“HCIT”) incentive programs, other financial items and operating statistics, statements regarding the plans and objectives of management for future operations, innovations, or market service development, statements regarding acquisitions, joint ventures, divestitures and other proposed or contemplated transactions (including but not limited to statements regarding the potential for future acquisitions and perceived benefits of acquisitions), statements of future economic performance, statements regarding legal proceedings and other loss contingencies, statements regarding market risk exposures, statements regarding the effects and/or interpretations of recently enacted or future health care laws and regulations, statements of the assumptions underlying or relating to any of the foregoing statements, and other statements which are other than statements of historical fact, are considered to be “forward-looking statements.”

Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Health Management Associates, Inc.’s most recent Annual Report on Form 10-K, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of Health Management Associates, Inc.’s underlying assumptions prove incorrect, actual results could vary materially from those currently anticipated. In addition, undue reliance should not be placed on Health Management Associates, Inc.’s forward-looking statements. Except as required by law, Health Management Associates, Inc. disclaims any obligation to update its risk factors or to publicly announce updates to the forward-looking statements contained in this press release to reflect new information, future events or other developments.

(financial tables follow)

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2012	2011

Net revenue before the provision for doubtful accounts	$1,686,518	$1,426,829
Provision for doubtful accounts	(201,261)	(172,069)

Net revenue	1,485,257	1,254,760

Salaries and benefits	659,084	569,038
Supplies	234,443	194,466
Rent expense	45,025	35,847
Other operating expenses	311,780	242,938
Medicare and Medicaid HCIT incentive payments	(4,590)	—
Depreciation and amortization	78,394	64,628
Interest expense	88,763	51,037
Other	1,640	(194)

	1,414,539	1,157,760

Income from continuing operations before income taxes	70,718	97,000
Provision for income taxes	(24,727)	(35,034)

Income from continuing operations	45,991	61,966
Income (loss) from discontinued operations, net of income taxes	(1,395)	146

Consolidated net income	44,596	62,112
Net income attributable to noncontrolling interests	(6,906)	(6,588)

Net income attributable to Health Management Associates, Inc.	$37,690	$55,524

Earnings per share attributable to Heath Management
Associates, Inc. common stockholders:
Basic and Diluted:
Continuing operations	$0.15	$0.22
Discontinued operations	—	—

Net income	$0.15	$0.22

Weighted average number of shares outstanding:
Basic	253,316	250,038

Diluted	255,699	253,727

Net income attributable to Health Management Associates, Inc.
Income from continuing operations, net of income taxes	$39,085	$55,378
Income (loss) from discontinued operations, net of income taxes	(1,395)	146

Net income attributable to Health Management Associates, Inc.	$37,690	$55,524

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Three Months Ended March 31,
	2012	2011

Cash flows from operating activities:
Consolidated net income	$44,596	$62,112
Adjustments to reconcile consolidated net income to net cash provided by continuing operating activities:
Depreciation and amortization	81,156	66,296
Amortization related to interest rate swap contract	20,453	—
Fair value adjustment related to interest rate swap contract	16,268	—
Provision for doubtful accounts	201,261	172,069
Stock-based compensation expense	6,887	6,483
Losses (gains) on sales of assets, net	2,337	(60)
(Gains) losses on sales of available-for-sale securities, net	(317)	203
Deferred income tax (benefit) expense	(9,451)	11,695
Changes in assets and liabilities of continuing operations, net of the effects of acquisitions:
Accounts receivable	(297,782)	(235,069)
Supplies, prepaid expenses and other current assets	(5,516)	(5,612)
Prepaid and recoverable income taxes	31,380	22,009
Deferred charges and other long-term assets	(6,425)	(4,454)
Accounts payable, accrued expenses and other liabilities	(22,755)	22,752
Equity compensation excess income tax benefits	(1,400)	(2,897)
Loss (income) from discontinued operations, net of income taxes	1,395	(146)

Net cash provided by continuing operating activities	62,087	115,381

Cash flows from investing activities:
Acquisitions of hospitals and other	(81,617)	(3,696)
Additions to property, plant and equipment	(80,817)	(47,422)
Proceeds from sales of assets and insurance recoveries	808	137
Purchases of available-for-sale securities	(439,701)	(240,538)
Proceeds from sales of available-for-sale securities	521,186	165,952
Decrease in restricted funds	782	5,696

Net cash used in continuing investing activities	(79,359)	(119,871)

Cash flows from financing activities:
Principal payments on debt and capital lease obligations	(20,799)	(9,018)
Proceeds from exercises of stock options	—	5,557
Cash received from noncontrolling shareholders	1,786	—
Cash payments to noncontrolling shareholders	(17,886)	(4,546)
Equity compensation excess income tax benefits	1,400	2,897

Net cash used in continuing financing activities	(35,499)	(5,110)

Net decrease in cash and cash equivalents before discontinued operations	(52,771)	(9,600)
Net increases (decreases) in cash and cash equivalents from discontinued operations:
Operating activities	(2,960)	3,625
Investing activities	(16)	(41)

Net decrease in cash and cash equivalents	(55,747)	(6,016)
Cash and cash equivalents at the beginning of the period	64,143	101,812

Cash and cash equivalents at the end of the period	$8,396	$95,796

HEALTH MANAGEMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS AND STATISTICS

(unaudited, in thousands)	March 31, 2012	December 31, 2011

Assets
Current assets:
Cash and cash equivalents	$8,396	$64,143
Available-for-sale securities	43,041	122,277
Accounts receivable, net	994,719	903,517
Other current assets	281,998	305,640
Assets of discontinued operations	12,950	14,561
Property, plant and equipment, net	3,286,029	3,263,172
Restricted funds	99,954	96,244
Other assets	1,334,286	1,234,635

Total assets	$6,061,373	$6,004,189

Liabilities and Stockholders’ Equity
Current liabilities	$800,447	$803,824
Deferred income taxes	253,566	234,080
Other long-term liabilities	697,234	691,680
Long-term debt	3,476,536	3,489,489
Stockholders’ equity	833,590	785,116

Total liabilities and stockholders’ equity	$6,061,373	$6,004,189

	Three Months Ended March 31,
	2012	2011	% Change
Continuing Operations
Occupancy	45.2%	48.2%
Patient days	401,105	380,543	5.4%

Admissions	93,378	88,143	5.9%
Adjusted admissions	177,815	159,044	11.8%

Average length of stay	4.9	5.0
Surgeries	99,915	82,824	20.6%
Emergency room visits	443,115	390,737	13.4%

Net revenue (in thousands)	$1,485,257	$1,254,760	18.4%
Net revenue per adjusted admission	$8,353	$7,889	5.9%
Total inpatient revenue percentage	46.9%	50.4%
Total outpatient revenue percentage	53.1%	49.6%

Same Hospitals
Occupancy	45.3%	48.2%
Patient days	361,573	380,543	-5.0%

Admissions	84,455	88,143	-4.2%
Adjusted admissions	158,659	159,044	-0.2%

Average length of stay	4.9	5.0
Surgeries	85,943	82,824	3.8%
Emergency room visits	393,133	390,737	0.6%

Net revenue (in thousands)	$1,325,992	$1,254,760	5.7%
Net revenue per adjusted admission	$8,357	$7,889	5.9%
Total inpatient revenue percentage	47.1%	50.4%
Total outpatient revenue percentage	52.9%	49.6%

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands)

	Three Months Ended
	March 31,
	2012	2011

Net revenue	$1,485,257	$1,254,760
Less acquisitions	159,265	—

Same hospital net revenue	$1,325,992	$1,254,760

Consolidated net income	$44,596	$62,112

Adjustments:
(Income) loss from discontinued operations, net of income taxes	1,395	(146)
Provision for income taxes	24,727	35,034
(Gains) losses on sales of assets, net	2,337	(60)
Interest and other income, net	(697)	(134)
Interest expense	88,763	51,037
Depreciation and amortization	78,394	64,628

Adjusted EBITDA (a)	239,515	212,471

Adjustment for acquisitions, corporate and other	24,478	35,246

Same hospital operating Adjusted EBITDA (a)	$263,993	$247,717

Same hospital operating Adjusted EBITDA margins =
Same hospital operating Adjusted EBITDA / Same hospital net revenue (a)	19.9%	19.7%

(a)	Adjusted EBITDA is defined as consolidated net income before discontinued operations, net gains (losses) on sales of assets, net interest and other income, interest expense, income taxes, and depreciation and amortization. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net revenue. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Health Management believes that providing non-GAAP information such as Adjusted EBITDA is important for investors and other readers of Health Management’s consolidated financial statements, as it is commonly used as an analytical indicator within the health care industry and Health Management’s debt facilities contain covenants that use Adjusted EBITDA in their calculations. Because Adjusted EBITDA is a non-GAAP measure and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies.

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands, except per share amounts)

The following table provides information regarding income from continuing operations attributable to Health Management, excluding the impact of the interest rate swap amortization and mark-to-market adjustments. This table is a non-GAAP presentation; nonetheless, Health Management believes that providing this detail is beneficial to investors and other readers of Health Management’s financial statements due to the significant impact these items had on income from continuing operations attributable to Health Management.

Three Months Ended March 31, 2012

	Continuing Operations	Interest Rate Swap Amortization and Mark-To-Market Adjustments	Total, As Reported

Income from continuing operations before income taxes	$107,439	$(36,721)	$70,718
Net income from continuing operations attributable to noncontrolling interests	(6,906)	—	(6,906)

Income from continuing operations before income taxes attributable to Health Management Associates, Inc.	100,533	(36,721)	63,812
Provision for income taxes	(38,956)	14,229	(24,727)

Income from continuing operations attributable to Health Management Associates, Inc. common stockholders	$61,577	$(22,492)	$39,085

Earnings per share from continuing operations attributable to Health Management Associates, Inc. common stockholders:
Basic	$0.24	$(0.09)	$0.15

Diluted	$0.24	$(0.09)	$0.15

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